KEYSTONE CONSOLIDATED INDUSTRIES, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

Keystone Consolidated Industries, Inc.	CONTACT:
5430 LBJ Freeway, Suite 1740	Bert E. Downing, Jr.
Dallas, Texas 75240-2697	Vice President and Chief Financial Officer
(972) 458-0028	(972) 458-0028

KEYSTONE ANNOUNCES DECISION TO WITHDRAW
REGISTRATION STATEMENT REGARDING
PROPOSED SUBSCRIPTION RIGHTS OFFERING

DALLAS, TEXAS . . . August 17, 2011 . . . Keystone Consolidated Industries, Inc. (OTCQB: KYCN), today announced it has determined not to proceed with its previously announced proposed subscription rights offering to Keystone common stockholders and intends to request the withdrawal of the related registration statement on Form S-1, filed with the Securities and Exchange Commission (“SEC”), in connection with such proposed offering.  Such registration statement had not yet been declared effective by the SEC, nor had Keystone actually commenced the proposed offering.  The proposed offering contemplated participation by Contran Corporation (“Contran”), Keystone’s majority stockholder, as a subscribing party to the fullest extent possible.  Keystone’s commencement of and Contran’s participation in the proposed offering was subject to, among other things, Keystone and Contran reaching agreement on the terms of the proposed offering.  Prior to reaching such agreement, Contran has today reported the purchase of an additional 1.55 million shares of Keystone’s common stock from a third-party stockholder in a private transaction, increasing its ownership interest in Keystone to approximately 88%.  As a result of such purchase, Contran has indicated to Keystone that it no longer intends to subscribe for Keystone shares in connection with the proposed offering.  As disclosed in such registration statement, Keystone had reserved the right to terminate or cancel the subscription rights offering at any time and for any reason.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.   Statements in this release that are not historical in nature are forward-looking and are not statements of fact.  Forward-looking statements represent the Company’s beliefs and assumptions based on currently available information.  In some cases you can identify these forward-looking statements by the use of words such as "believes," "intends," "may," "should," "could," "anticipates," "expected" or comparable terminology, or by discussions of strategies or trends.  Although Keystone believes the expectations reflected in forward-looking statements are reasonable, it does not know if these expectations will be correct.  Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results. Actual future results could differ materially from those predicted. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties.  Among the factors that could cause Keystone’s actual future results to differ materially from those described herein are the risks and uncertainties discussed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”) including, but not limited to, the following:

•	Future supply and demand for Keystone’s products (including cyclicality thereof),
•	Customer inventory levels,
•	Changes in raw material and other operating costs (such as ferrous scrap and energy),
•	Availability of raw materials,
•	The possibility of labor disruptions,
•	General global economic and political conditions,
•	Competitive products (including low-priced imports) and substitute products,
•	Customer and competitor strategies,
•	The impact of pricing and production decisions,
•	Environmental matters (such as those requiring emission and discharge standards for existing and new facilities),
•	Government regulations and possible changes therein,
•	Significant increases in the cost of providing medical coverage to employees,
•	The ultimate resolution of pending litigation, U.S. EPA investigations and audits conducted by the Internal Revenue Service,
•	International trade policies of the United States and certain foreign countries,
•	Operating interruptions (including, but not limited to, labor disputes, fires, explosions, unscheduled or unplanned downtime and transportation interruptions),
•	The Company’s ability to renew or refinance credit facilities,
•	The ability of the Company’s customers to obtain adequate credit,
•	Any possible future litigation, and
•	Other risks and uncertainties as discussed in the Company’s filings with the SEC.

Should one or more of these risks materialize, if the consequences worsen, or if the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.  Keystone disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

Keystone Consolidated Industries, Inc. is headquartered in Dallas, Texas.  The Company is a leading manufacturer of steel fabricated wire products, industrial wire and wire rod.  Keystone also manufactures wire mesh, coiled rebar, steel bar and other products.  The Company’s products are used in the agricultural, industrial, cold drawn, construction, transportation, original equipment manufacturer and retail consumer markets.  Keystone’s common stock is quoted on the OTCQB (Symbol: KYCN).